Exhibit 99.1
LifeLock Announces 2015 Second Quarter Results
Q2 cumulative ending members of approximately 4.0 million, up 18% year-over-year
Record quarterly revenue of $145.0 million, up 25% year-over-year
Recorded the 41st consecutive quarter of sequential growth in revenue and cumulative ending members
TEMPE, AZ (July 29, 2015) - LifeLock, Inc. (NYSE: LOCK), an industry leader in identity theft protection, today announced financial results for the second quarter ended June 30, 2015.
Second Quarter 2015 Financial Highlights:

•
Revenue: Total revenue was $145.0 million for the second quarter of 2015, up 25% from $115.7 million for the second quarter of 2014. Consumer revenue was $138.3 million for the second quarter of 2015, up 27% from $109.3 million for the second quarter of 2014. Enterprise revenue was $6.6 million for the second quarter of 2015, up 4.0% from $6.4 million for the second quarter of 2014.

•
Net Income: Net income was $0.5 million for the second quarter of 2015, compared with a net loss of $1.5 million for the second quarter of 2014. Net income per diluted share was $0.01 for the second quarter of 2015 based on 100.3 million weighted-average shares outstanding, compared with a net loss per diluted share of $0.02 for the second quarter of 2014 based on 92.5 million weighted-average shares outstanding.

•
Adjusted Net Income*: Adjusted net income was $10.0 million for the second quarter of 2015, compared with adjusted net income of $4.6 million for the second quarter of 2014. Adjusted net income per diluted share was $0.10 for the second quarter of 2015 based on 100.3 million weighted-average shares outstanding, compared with adjusted net income per diluted share of $0.05 for the second quarter of 2014 based on 98.1 million weighted-average shares outstanding.

•	Adjusted EBITDA*: Adjusted EBITDA was $12.5 million for the second quarter of 2015, compared with $6.7 million for the second quarter of 2014.

•
Cash Flow: Cash flow from operations was $34.4 million for the second quarter of 2015, leading to free cash flow* of $32.2 million after taking into consideration $2.2 million of capital expenditures. This compares with cash flow from operations of $27.7 million and free cash flow of $24.0 million, after taking into consideration $3.7 million of capital expenditures, for the second quarter of 2014.

•	Balance Sheet: Total cash and marketable securities at the end of the second quarter of 2015 was $326.0 million, up from $293.4 million at the end of the first quarter of 2015.
“During the second quarter, we continued to see strong demand for our highly differentiated offerings as LifeLock works tirelessly to protect our members from identity theft. We crossed the four million member milestone during the quarter which is a result of our proven track record of protecting our members, our focus on delivering value to our customers, the power of our brand, as well as the ongoing severity of the breach environment, ” said Todd Davis, LifeLock’s Chairman and CEO.

*
A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Second Quarter 2015 & Recent Business Highlights:

•	Recorded the 41st consecutive quarter of sequential growth in revenue and cumulative ending members.

•	Added approximately 317,000 gross new members in the second quarter of 2015 and ended the quarter with approximately 4.0 million members.

•	Achieved a retention rate of 87.1% for the second quarter of 2015, which was the eleventh consecutive quarter LifeLock's retention rate has been above 87%.

•	Increased monthly average revenue per member to $11.68 for the second quarter of 2015 from $10.99 for the second quarter of 2014.

•	Appointed Jaynie Miller Studenmund to our Board of Directors, as Chair of the Compensation Committee and as a member of the Audit Committee.

•	Welcomed Neil Daswani as our new Chief Information Security Officer.

"While we are still early in the process, our updated guidance assumes that the publicity from the lawsuit with the FTC will cause an increase in attrition and headwind to our new member acquisition on a short-term basis. Irrespective, we continue to expect the company to generate strong revenue growth and meaningful cash flow and profitability during the third quarter and full year, and we remain confident in our long-term growth prospects," said Chris Power, Chief Financial Officer of LifeLock.
Guidance:
As of July 29, 2015, we are initiating guidance for our third quarter of 2015 as well for the full year 2015.

•
Third Quarter 2015 Guidance: Total revenue is expected to be in the range of $147 million to $149 million. Adjusted net income per share is expected to be in the range of $0.25 to $0.26 based on approximately 101 million fully diluted weighted-average shares outstanding. Adjusted EBITDA is expected to be in the range of $27 million to $28 million.

•
Full Year 2015 Guidance: Total revenue is expected to be in the range of $577 million to $582 million. Adjusted net income per diluted share is expected to be in the range of $0.58 to $0.61 based on approximately 101 million fully diluted weighted-average shares outstanding and a cash tax rate of 5%. Adjusted EBITDA is expected to be in the range of $70 million to $73 million. Free cash flow is expected to be in the range of $100 million to $105 million.

•
Our third quarter 2015 and full year 2015 guidance for adjusted net income per share and adjusted EBITDA and our full year 2015 guidance for free cash flow excludes the impact of the expenses for the FTC and related litigation.

Conference Call Details:

•	What: LifeLock second quarter 2015 financial results.

•	When: Wednesday, July 29, 2015 at 2PM PT (5PM ET).

•
Dial in: To access the call in the United States, please dial (877) 407-3982, and for international callers dial (201) 493-6780. Callers may provide confirmation number 13614096 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://investor.lifelock.com/ (live and replay)

•
Replay: A replay of the call will be available via telephone for seven days, beginning two hours after the call. To listen to the telephone replay in the United States, please dial (877) 870-5176, and for international callers dial (858) 384-5517 and enter access code 13614096.

About LifeLock
LifeLock, Inc. (NYSE:LOCK) is a leading provider of proactive identity theft protection services for consumers and consumer risk management services for enterprises. LifeLock’s threat detection, proactive identity alerts, and comprehensive remediation services help provide peace of mind for consumers amid the growing threat of identity theft. Leveraging unique data, science and patented technology from ID Analytics, LLC., a wholly owned subsidiary, LifeLock offers identity theft protection that goes significantly beyond credit monitoring. As part of its commitment to help fight identity theft, LifeLock works to train law enforcement and partners with a variety of non-profit organizations to help consumers establish positive habits to combat this threat.
Forward-Looking Statements
This press release contains “forward-looking” statements, as that term is defined under the federal securities laws, including statements regarding our expected total revenue, profitability, long-term growth prospects, adjusted net income per diluted share, adjusted EBITDA, and free cash flow for the third quarter of 2015 and for fiscal year 2015. These forward-looking statements are based on our current assumptions, expectations, and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause our actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to, risks associated with our ability to maintain profitability on an annual basis; our ability to protect our customers’ confidential information; our ability to maintain and enhance our brand recognition and reputation; the competitive nature of the industries in which we conduct our business; our ability to retain our existing customers and attract new customers; our ability to improve our services and develop and introduce new services with broad appeal; our ability to maintain existing and secure new relationships with strategic partners; the outcome of the FTC litigation; and other “Risk Factors” set forth in our most recent SEC filings.

Further information on these and other factors that could affect our financial results and the forward-looking statements in this press release is included in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2014, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our Forms 10-Q. Copies of these documents are available on our Investor Relations website at http://investor.lifelock.com/ or the SEC's website at www.sec.gov.
We assume no obligation and do not intend to update these forward-looking statements, except as required by law.
Non-GAAP Financial Measures
Our reported results include certain non-GAAP financial measures, including adjusted net income, adjusted net income per diluted share, adjusted EBITDA, and free cash flow. We calculate adjusted net income as net income (loss) excluding amortization of acquired intangible assets, share-based compensation, income tax benefits and expenses resulting from changes in our deferred tax assets, and acquisition related expenses. We calculate adjusted net income per diluted share by dividing our adjusted net income by the weighted-average diluted shares outstanding. We calculate adjusted EBITDA as net income (loss) excluding depreciation and amortization, share-based compensation, interest expense, interest income, other income (expense), income tax (benefit) expense, and acquisition related expenses. For the six-month period ended June 30, 2015, we have also excluded from adjusted net income and adjusted EBITDA the impact of the legal reserve for a possible settlement with a class action lawsuit. We define free cash flow as net cash provided by operating activities less net cash used in investing activities for acquisitions of property and equipment.
We have included adjusted net income, adjusted net income per diluted share, and adjusted EBITDA in this press release because they are key measures used by us to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating adjusted net income and adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Additionally, adjusted EBITDA is a key financial measure used in determining management’s incentive compensation.
We have included free cash flow in this press release because we believe it typically presents a more conservative measure of cash flow as purchases of property and equipment are necessary components of ongoing operations. We believe that this non-GAAP financial measure is useful in evaluating our business because free cash flow reflects the cash surplus available to fund the expansion of our business after payment of capital expenditures relating to the necessary components of ongoing operations. We also believe that the use of free cash flow provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.
Going forward we will also exclude the expenses for the FTC and related litigation from our adjusted net income per share, adjusted EBITDA and free cash flow.
Although adjusted net income, adjusted EBITDA, and free cash flow are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.
We have not reconciled adjusted net income per diluted share guidance to net income (loss) per diluted share guidance or adjusted EBITDA guidance to net income (loss) guidance because we do not provide guidance for share-based compensation expense, provision for income taxes, interest income, interest expense, change in fair value of warrant liabilities, change in fair value of embedded derivatives, other income and expenses, depreciation expense, amortization of intangible assets, acquisition expenses, legal reserves and settlements, or income tax (benefit) expense, which are reconciling items between net income (loss) and adjusted net income and net income (loss) and adjusted EBITDA. As items that impact net income (loss) are out of our control and/or cannot be reasonably predicted, we are unable to provide such guidance. Accordingly, reconciliation to net income (loss) is not available without unreasonable effort. For a reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see the reconciliation tables included in this press release.
Media Contact:
Becca Youngs
Media@lifelock.com
415-767-7752
Investor Relations Contact:
Staci Mortenson
ICR for LifeLock
Investor.relations@lifelock.com
480-457-5000

LifeLock, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue:
Consumer revenue	$138,329	$109,338	$266,530	$210,333
Enterprise revenue	6,628	6,375	12,835	12,966
Total revenue	144,957	115,713	279,365	223,299
Cost of services	34,926	29,391	69,482	59,348
Gross profit	110,031	86,322	209,883	163,951
Costs and expenses:
Sales and marketing	69,541	58,353	146,620	114,892
Technology and development	16,666	12,926	33,532	25,655
General and administrative	20,876	15,373	39,831	28,708
Amortization of acquired intangible assets	2,083	2,231	4,167	4,462
Total costs and expenses	109,166	88,883	224,150	173,717
Income (loss) from operations	865	(2,561)	(14,267)	(9,766)
Other income (expense):
Interest expense	(87)	(88)	(176)	(175)
Interest income	162	56	279	116
Other	(103)	(6)	(183)	(17)
Total other expense	(28)	(38)	(80)	(76)
Income (loss) before provision for income taxes	837	(2,599)	(14,347)	(9,842)
Income tax (benefit) expense	317	(1,101)	(5,709)	(4,049)
Net income (loss)	$520	$(1,498)	$(8,638)	$(5,793)
Net income available (loss attributable) per share to common stockholders:
Basic	$0.01	$(0.02)	$(0.09)	$(0.06)
Diluted	$0.01	$(0.02)	$(0.09)	$(0.06)
Weighted-average common shares outstanding:
Basic	94,592	92,471	94,314	92,189
Diluted	100,289	92,471	94,314	92,189

LifeLock, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	June 30,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$156,029	$146,569
Marketable securities	169,923	127,305
Trade and other receivables, net	11,362	10,220
Deferred tax assets, net	26,952	21,243
Prepaid expenses and other current assets	8,494	7,841
Total current assets	372,760	313,178
Property and equipment, net	24,128	24,204
Goodwill	159,342	159,342
Intangible assets, net	34,148	38,315
Deferred tax assets, net - non-current	22,494	22,494
Other non-current assets	9,815	5,783
Total assets	$622,687	$563,316
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$18,881	$11,543
Accrued expenses and other liabilities	73,924	67,025
Deferred revenue	179,656	145,206
Total current liabilities	272,461	223,774
Other non-current liabilities	7,082	6,706
Total liabilities	279,543	230,480
Commitments and contingencies
Stockholders' equity:
Common stock	95	94
Additional paid-in capital	514,934	495,912
Accumulated other comprehensive loss	(194)	(116)
Accumulated deficit	(171,691)	(163,054)
Total stockholders' equity	343,144	332,836
Total liabilities and stockholders' equity	$622,687	$563,316

LifeLock, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six Months Ended June 30,
	2015	2014
Operating activities
Net loss	$(8,638)	$(5,793)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,860	8,165
Share-based compensation	12,424	8,927
Provision for doubtful accounts	45	300
Amortization of premiums on marketable securities	1,498	732
Deferred income tax benefit	(5,709)	(4,050)
Other	82	2
Change in operating assets and liabilities:
Trade and other receivables	(2,655)	(2,189)
Prepaid expenses and other current assets	(653)	(1,465)
Other non-current assets	304	505
Accounts payable	7,229	2,052
Accrued expenses and other liabilities	7,284	7,828
Deferred revenue	34,450	29,711
Other non-current liabilities	376	1,288
Net cash provided by operating activities	54,897	46,013
Investing activities
Acquisition of property and equipment	(4,973)	(7,662)
Purchases of marketable securities	(115,274)	(19,662)
Sale and maturities of marketable securities	72,345	18,990
Premiums paid for company-owned life insurance policies	(4,337)	—
Net cash used in investing activities	(52,239)	(8,334)
Financing activities
Proceeds from share-based compensation plans	8,032	5,501
Payments for employee tax withholdings related to restricted stock units and awards	(1,230)	(441)
Net cash provided by financing activities	6,802	5,060
Net increase in cash and cash equivalents	9,460	42,739
Cash and cash equivalents at beginning of period	146,569	123,911
Cash and cash equivalents at end of period	$156,029	$166,650

Share-Based Compensation
(in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Costs of services	$465	$344	$837	$577
Sales and marketing	1,215	888	2,147	1,474
Technology and development	2,003	1,344	3,712	2,898
General and administrative	3,371	2,350	5,728	3,978
Total share-based compensation expense	$7,054	$4,926	$12,424	$8,927
Key Financial and Operating Metrics
(in thousands except percentages and per member data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue:
Consumer revenue	$138,329	$109,338	$266,530	$210,333
Enterprise revenue	6,628	6,375	12,835	12,966
Total revenue	$144,957	$115,713	$279,365	$223,299
Adjusted net income	$9,974	$4,560	$4,744	$3,546
Adjusted EBITDA	$12,484	$6,669	$9,517	$7,326
Free cash flow	$32,210	$23,962	$49,924	$38,351
Cumulative ending members	4,011	3,388	4,011	3,388
Gross new members	317	304	738	648
Member retention rate	87.1%	87.2%	87.1%	87.2%
Average cost of acquisition per member	$210	$182	$191	$168
Monthly average revenue per member	$11.68	$10.99	$11.55	$10.90
Enterprise transactions	72,509	54,547	134,044	107,256

Reconciliation of GAAP to Adjusted Results
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Reconciliation of Gross Profit to Adjusted Gross Profit
Gross profit	$110,031	$86,322	$209,883	$163,951
Share-based compensation	465	344	837	577
Adjusted gross profit	$110,496	$86,666	$210,720	$164,528
Reconciliation of Sales and Marketing Expenses to Adjusted Sales and Marketing Expenses
Sales and marketing expenses	$69,541	$58,353	$146,620	$114,892
Share-based compensation	(1,215)	(888)	(2,147)	(1,474)
Adjusted sales and marketing expenses	$68,326	$57,465	$144,473	$113,418
Reconciliation of Technology and Development Expenses to Adjusted Technology and Development Expenses
Technology and development expenses	$16,666	$12,926	$33,532	$25,655
Share-based compensation	(2,003)	(1,344)	(3,712)	(2,898)
Adjusted technology and development expenses	$14,663	$11,582	$29,820	$22,757
Reconciliation of General and Administrative Expenses to Adjusted General and Administrative Expenses
General and administrative expenses	$20,876	$15,373	$39,831	$28,708
Share-based compensation	(3,371)	(2,350)	(5,728)	(3,978)
Legal reserves and settlements	—	—	(2,500)	—
Adjusted general and administrative expenses	$17,505	$13,023	$31,603	$24,730
Reconciliation of Income (Loss) from Operations to Adjusted Income from Operations
Income (loss) from operations	$865	$(2,561)	$(14,267)	$(9,766)
Share-based compensation	7,054	4,926	12,424	8,927
Amortization of acquired intangible assets	2,083	2,231	4,167	4,462
Legal reserves and settlements	—	—	2,500	—
Adjusted income from operations	$10,002	$4,596	$4,824	$3,623
Reconciliation of Net Income (Loss) to Adjusted Net Income
Net income (loss)	$520	$(1,498)	$(8,638)	$(5,793)
Amortization of acquired intangible assets	2,083	2,231	4,167	4,462
Share-based compensation	7,054	4,926	12,424	8,927
Deferred income tax (benefit) expense	317	(1,099)	(5,709)	(4,050)
Legal reserves and settlements	—	—	2,500	—
Adjusted net income	$9,974	$4,560	$4,744	$3,546

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Reconciliation of Diluted Shares to Adjusted Diluted Shares
Diluted shares	100,289	92,471	94,314	92,189
Dilutive securities excluded due to net loss	—	5,608	5,508	6,735
Adjusted diluted shares	100,289	98,079	99,822	98,924
Reconciliation of Net Income (Loss) per Diluted Share to Adjusted Net Income per Diluted Share
Net income (loss) per diluted share	$0.01	$(0.02)	$(0.09)	$(0.06)
Adjustments to net income (loss)	0.09	0.07	0.14	0.10
Adjusted net income per diluted share	$0.10	$0.05	$0.05	$0.04
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$520	$(1,498)	$(8,638)	$(5,793)
Depreciation and amortization	4,565	4,304	8,860	8,165
Share-based compensation	7,054	4,926	12,424	8,927
Interest expense	87	88	176	175
Interest income	(162)	(56)	(279)	(116)
Other	103	6	183	17
Income tax (benefit) expense	317	(1,101)	(5,709)	(4,049)
Legal reserves and settlements	—	—	2,500	—
Adjusted EBITDA	$12,484	$6,669	$9,517	$7,326
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	$34,367	$27,697	$54,897	$46,013
Acquisitions of property and equipment	(2,157)	(3,735)	(4,973)	(7,662)
Free cash flow	$32,210	$23,962	$49,924	$38,351